Exhibit 99.1

AsiaInfo-Linkage Appoints New Chief Financial Officer

BEIJING/SANTA CLARA, Calif. – August 16, 2010 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecom software solutions and IT security products and services in China, today announced that Ms. Wei Li will step down as vice president and chief financial officer, effective August 16, 2010, to pursue personal interests. The Company has appointed Mr. Michael Wu, who previously served as chief financial officer of iSoftStone Information Technology (Group) Co., Ltd. (“iSoftStone”), to succeed Ms. Li.

“We are very thankful for Wei’s dedication and leadership, as she implemented disciplined financial and internal controls at AsiaInfo-Linkage, and we wish her all the best and success in her future endeavors,” said AsiaInfo-Linkage’s President and Chief Executive Officer Steve Zhang. “We are also looking forward to bringing Michael on board and leveraging his extensive financial leadership in the IT and telecommunications industries. We are confident Michael’s strong financial management and interpersonal skills will help enhance our financial controls as well as build a closer relationship with the financial community.”

Mr. Wu joins AsiaInfo-Linkage with over 15 years of experience in financial managerial roles with leading domestic and multinational corporations. Mr. Wu previously served as the chief financial officer for iSoftStone, where he led financial management activities, including overall financial operation and governance since March of 2008. From May of 2006 to March of 2008, Mr. Wu served as the group finance vice president at Huawei Technology, responsible for the overall financial management of the group on a global scale. In this role, Mr. Wu led a finance team of over 1,000 employees. Before Huawei Technology, Mr. Wu served as chief financial officer, or in other financial managerial roles, at several multinational companies, including Lucent Technologies China and SAP China. Mr. Wu holds an MBA degree from the City University of Seattle and is an accounting graduate from the University of International Business and Economics.

Mr. Michael Wu stated, “I am very pleased to be joining the company on the back of a successful merger that created one of the largest IT and telecommunications software companies in the world. This is an exciting time and I am prepared to further improve the financial and internal controls of the company. As one of the first Chinese technology companies to publicly list on the NASDAQ exchange, AsiaInfo-Linkage is an industry leader and I am confident that my financial background and managerial experience will be valuable to the continued success of the company in the quarters and years ahead.”

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. Following the merger between AsiaInfo and Linkage on July 1, 2010, AsiaInfo-Linkage leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from their competitors.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of August 16, 2010. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; our ability to successfully integrate the business of Linkage into ours; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com